BONDOWNER ELECTION TO RETAIN BONDS


$4,152,600
The Industrial Development Authority
of the County of Pima
Multifamily Housing Revenue Refunding Bonds
Series 1989D



First Bank National Association
St. Paul, Minnesota


      Pursuant to Article III, Sections 3.01(a)(ii) and 3.01(d) of the Trust Indenture between the Industrial Development Authority of the County of Pima and Security Pacific Bank Arizona dated as of October 1, 1989, as amended and supplemented (the "Indenture"), the undersigned hereby irrevocably elects to retain the Bond described below, subsequent to the October 1, 1994 Remarketing Date and subject to the Remarketing Rate (both as defined in the Indenture).

      1.   The Bond is the sole outstanding bond of the Issuer's
$4,152,600 Multifamily Housing Revenue Refunding Bonds, Series 1989D. The portion of the Bond to be retained by the owner of the Bond is $4,112,600.

      2. The name of the registered owner of the Bond is Tempest Collateralized Mortgage Fund-I ("Tempest") and such person or entity was the registered owner of such Bond on the date that the Notice of Remarketing Rate was given.

      3.   The address of Tempest is:

           8200 Normandie Boulevard, Suite 200
           Minneapolis, MN 55437

      4. Tempest hereby acknowledges that it has received notice of the Remarketing Rate of 7 3/8% effective as of October 1, 1994, and through October 1, 1999.

      5. Tempest hereby acknowledges that the Bonds are not transferable without the prior written consent of the Issuer, in accordance with Article III, Section 2.08 of the First Supplemental Trust Indenture between the Issuer and Bank of America Arizona, as successor by merger to the former trustee, and First Bank National Association, as successor trustee, dated as of January 1, 1993.

      IN WITNESS WHEREOF, the undersigned owner of the Bond or its duly authorized attorney in fact has executed this Bondowner Election to Retain Bonds as of the date set forth below.

Dated:  September 29, 1994            TEMPEST COLLATERALIZED MORTGAGE
                                      FUND-I



                                      By:
                                            Authorized Representative